Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-12543) pertaining to the BFC Financial Corporation Stock Option Plan of our report dated March 15, 2005 with respect to the consolidated financial statements of Bluegreen Corporation, included in the BFC Financial Corporation Annual Report, Amendment No. 1 (Form 10-K/A) for the year ended December 31, 2004.

/s/ Ernst & Young LLP
Certified Public Accounts

Miami, Florida
August 1, 2005